EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G to which this Agreement is annexed as Exhibit 1, and any amendments thereto, is and will be filed on behalf of each of them in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

BRAIDWELL LP
Signature:	/s/ COLIN BETTISON
Name/Title:	COLIN BETTISON / AUTHORIZED SIGNATORY
Date:	08/14/2026

BRAIDWELL MANAGEMENT LLC
Signature:	/s/ BRIAN J. KREITER
Name/Title:	BRIAN J. KREITER / AUTHORIZED SIGNATORY
Date:	08/14/2026

ALEXANDER T. KARNAL
Signature:	/s/ ALEXANDER T. KARNAL
Name/Title:	ALEXANDER T. KARNAL
Date:	08/14/2026

BRIAN J. KREITER
Signature:	/s/ BRIAN J. KREITER
Name/Title:	BRIAN J. KREITER
Date:	08/14/2026